Exhibit 99.1

Potbelly Corporation Reports Results for First Fiscal Quarter 2025

First quarter system-wide sales growth of 4.8% including positive same-store sales growth

Four shop openings and 40 additional franchise shop commitments in the first quarter

Reiterates full-year guidance and introduces 2Q’25 guidance including positive same-store sales of 1.5%-2.5%

Chicago, IL. May 7, 2025 – Potbelly Corporation (NASDAQ: PBPB), (“Potbelly” or the “Company”) the iconic neighborhood sandwich shop concept, today reported financial results for its first fiscal quarter ended March 30, 2025.

Key highlights for the quarter ended March 30, 2025, compared to March 31, 2024:

•Average Weekly Sales (AWS) increased 1.2% to $24,550 compared to $24,250.

•Company-operated same-store sales in the first quarter increased 0.9%.

•Total revenues increased by 2.3% to $113.7 million compared to $111.2 million.

•GAAP net loss attributable to Potbelly Corporation was $62 thousand compared to a net loss of $2.8 million. GAAP diluted earnings per share (EPS) was $(0.00) compared to $(0.09).

•Adjusted net income1 attributable to Potbelly Corporation was $43 thousand compared to $0.2 million. Adjusted diluted EPS1 was $0.00 compared to $0.01.

•Adjusted EBITDA1 decreased 2.8% to $5.5 million compared to $5.7 million as the prior year benefited from a $1.1 million settlement payment received from a third-party software provider..

(1)    Adjusted net income, adjusted diluted EPS and adjusted EBITDA are non-GAAP measures. For reconciliations of these measures to the most directly comparable GAAP measure, see the accompanying financial tables below. For a discussion of why we consider them useful, see “Non-GAAP Financial Measures” below.

Bob Wright, President and Chief Executive Officer of Potbelly Corporation, commented, “We are pleased with the great start to 2025 and our strong finish to the first quarter which showcased the strength of the Potbelly brand. Not only did we deliver strong system-wide sales growth including positive same store sales growth that exceeded our expectations, but we also posted another quarter of strong profitability. Moreover, we made significant progress in our franchise development efforts by delivering on our promise to open four new franchise shops during the first quarter, which included new shops from three different franchise groups across two different states.”

Wright continued, “Following the extensive work we have done over the past four years to rejuvenate this beloved brand, I am proud to call Potbelly a growth company again. The litany of comp growth drivers at our disposal and clear visibility into our shop growth pipeline for 2025, 2026 and beyond give us great confidence in the future. Ultimately, we expect our efforts across comp growth and unit growth, along with prudent management of our corporate costs, to deliver strong EBITDA growth for many years to come. Our focus continues to be on delivering results that leave no doubt that Potbelly is a compelling long-term growth story.”

Financial Outlook

The company introduces 2Q’25 and reiterated 2025 guidance below:

2Q’25 Guidance
Same Store Sales % Growth	1.5% to 2.5%
Adjusted EBITDA	$8.25M to $9.75M

2025 Guidance
Same Store Sales % Growth	1.5% to 2.5%
New Unit Growth	At least 38 shops
Adjusted EBITDA	$33M to $34M

Development Update

During the first quarter, the Company opened four Potbelly shops including three franchise shops with three different franchise partners across two different states.

In addition, during the first quarter, the Company signed 40 new franchise shop commitments, bringing the total number of open and committed shop count to 766 as of March 30, 2025.

Share Repurchase Program

During the first quarter, the Company repurchased approximately 117 thousand shares of its common stock for a total of approximately $1.1 million. As of March 30, 2025, the Company had $17.5 million available under its three-year share repurchase program authorized on May 7, 2024.

The Company may repurchase shares of its common stock from time to time through open market purchases, in privately negotiated transactions, or by other means, including using trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions. The timing and total amount of common stock repurchases will depend upon business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices, and other considerations.

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the investor relations portion of the Company's website at www.potbelly.com. For those that cannot join the webcast, you can participate by dialing 1-844-676-5533 in the U.S. & Canada, or 1-412-634-6942 internationally.

For those unable to participate, an audio replay will be available following the call through Wednesday, May 14, 2025. To access the replay, please call 844-512-2921 (U.S. & Canada), or 412-317-6671 (International) and enter confirmation code 10197508. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years. Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood. Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country - with more than 440 shops in the United States including more than 90 franchised shops in the United States. For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•Revenues – represents net company-operated sandwich shop sales and our franchise royalties and fees. Company-operated sandwich shop sales, net consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of royalty income, franchise fee, and other fees collected from franchisees including advertising and rent.

•Company-operated same-store sales or same-store traffic – an operating measure that represents the change in year-over-year sales or entrée counts for the comparable company-operated store base open for 15 months or longer. In fiscal years that include a 53rd week, the last week of the fourth quarter and fiscal year is excluded from the year-over-year comparisons so that the time periods are consistent. In fiscal years that follow a 53-week year, the current period sales are compared to the trailing 52-week sales to compare against the most closely comparable weeks from the prior calendar year.

•Average Weekly Sales (AWS) – an operating measure that represents the average weekly sales of all company-operated shops which reported sales during the associated time period.

•Average Unit Volume (AUV) – an operating measure that represents the average annual sales of all company-operated shops which reported sales during the associated time period.

•System-wide sales – an operating measure that represents the sum of sales generated by company-operated shops and sales generated by franchised shops, net of all promotional allowances, discounts, and employee meals. Net sales from franchised shops are not included in total revenues. Rather, revenues are limited to the royalties, fees and other income collected from franchisees.

•EBITDA – a non-GAAP measure that represents income before depreciation and amortization expense, interest expense and the provision for income taxes.

•Adjusted EBITDA – a non-GAAP measure that represents income before depreciation and amortization expense, interest expense and the provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash and other items that we do not consider reflective of underlying business performance.

•Shop-level profit (loss) – a non-GAAP measure that represents income (loss) from operations excluding franchise royalties and fees, franchise support, marketing and rent expenses, general and administrative expenses, depreciation expense, pre-opening costs, restructuring costs, loss on Franchise Growth Acceleration Initiative activities and impairment, loss on the disposal of property and equipment and shop closures.

•Shop-level profit (loss) margin – a non-GAAP measure that represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.

•Adjusted net income (loss) – a non-GAAP measure that represents net income (loss), adjusted to eliminate the impact of restructuring costs, impairment, loss on the disposal of property and equipment, shop closures, and other items we do not consider representative of our ongoing operating performance, including the income tax effects of those adjustments and the change in our income tax valuation allowance.

•Adjusted diluted EPS – a non-GAAP measure that represents adjusted net income (loss) divided by the weighted average number of fully dilutive common shares outstanding.

•Shop commitments – an operating measure that represents the number of company and franchise shops that are committed to be developed. For franchise shops, a shop development area agreement (SDAA) or standalone franchise agreement represents a commitment. For company shops, a commitment is made through a good faith combination of business decision-making and capital allocation needed to develop and operate a new shop location.

Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted diluted EPS, adjusted net income, shop-level profit, and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA, adjusted net income and adjusted diluted EPS to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA, adjusted net income and adjusted diluted EPS exclude the impact of certain non-cash charges and other items that affect the comparability of results in past quarters and which we do not believe are reflective of underlying business performance. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors. Management believes these adjustments provide better comparability of results to the prior period.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.” Because the Company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the Company's reported earnings in future periods, the Company is not providing a reconciliation for the 2025 guidance.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “might,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements included in this press release may include, among others, statements relating to our (i) future financial position and results of operations including our ability to deliver strong EBITDA, (ii) our shop growth pipeline for 2025, 2026 and beyond, (iii) future profitability, (iv) 2Q’25 and full year 2025 outlook and guidance and (v) our long-term growth objectives.

By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, risks related to competition; the effectiveness of our marketing strategies; general economic conditions; labor; demographic trends; our ability to successfully implement our business strategy; the success of our initiatives to increase sales and traffic; our shift to a more franchised business model; changes in commodity, energy and other costs; compliance with covenants in our credit facility; changes in consumer preferences; our ability to attract and retain qualified management and employees; the success of independent franchisees; consumer reaction to industry-related public health issues and perceptions of food safety; our ability to expand into new markets; our ability to manage our growth; our ability to grow our digital business; reputational and brand issues; security breaches; the price and availability of commodities; failure of our marketing efforts; consumer confidence and spending patterns; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q or other subsequent filings, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Jeff Priester
ICR
investor@potbelly.com

Media Contact:

ICR
PotbellyPR@icrinc.com

Potbelly Corporation
Consolidated Statements of Operations and Margin Analysis – Unaudited
(amounts in thousands, except per share data)

	For the Quarter Ended
	Mar 30, 2025	% of Revenues	Mar 31, 2024	% of Revenues
Revenues
Sandwich shop sales, net	$109,002	95.9%	$107,577	96.8%
Franchise royalties, fees and rent income	4,679	4.1	3,576	3.2
Total revenues	113,681	100.0	111,153	100.0

Expenses
(Percentages stated as a percent of sandwich shop sales, net)
Sandwich shop operating expenses, excluding depreciation
Food, beverage and packaging costs	28,451	26.1	29,270	27.2
Labor and related expenses	33,097	30.4	32,253	30.0
Occupancy expenses	12,027	11.0	11,714	10.9
Other operating expenses	20,491	18.8	19,829	18.4

(Percentages stated as a percent of total revenues)
Franchise support, rent and marketing expenses	3,098	2.7	2,537	2.3
General and administrative expenses	12,372	10.9	11,547	10.4
Depreciation expense	3,721	3.3	3,011	2.7
Pre-opening costs	112	NM	—	NM
Loss on Franchise Growth Acceleration Initiative activities	35	NM	133	0.1
Impairment, loss on disposal of property and equipment and shop closures	27	NM	741	0.7
Total operating expenses	113,431	99.8	111,035	99.9
Income from operations	250	0.2	118	0.1

Interest expense, net	167	0.1	364	0.3
Loss on extinguishment of debt	—	NM	2,376	2.1
Income (loss) before income taxes	83	NM	(2,622)	(2.4)
Income tax (benefit) expense	(2)	NM	51	NM
Net income (loss)	85	NM	(2,673)	(2.4)
Net income attributable to non-controlling interest	147	0.1	94	0.1
Net loss attributable to Potbelly Corporation	$(62)	NM %	$(2,767)	(2.5)%

Net loss per common share attributable to common stockholders:
Basic	$(0.00)		$(0.09)
Diluted	$(0.00)		$(0.09)
Weighted average shares outstanding:
Basic	29,893		29,551
Diluted	29,893		29,551
_______________________________
"NM" - Amount is not meaningful

Potbelly Corporation
Consolidated Balance Sheets – Unaudited
(amounts in thousands, except par value data)

	Mar 30, 2025	Dec 29, 2024
Assets
Current assets
Cash and cash equivalents	$14,756	$11,663
Accounts receivable, net of allowances of $38 and $22 as of March 30, 2025 and December 29, 2024, respectively	10,503	9,765
Inventories	3,507	3,744
Prepaid expenses and other current assets	7,734	7,882
Assets classified as held-for-sale	—	147
Total current assets	36,500	33,201

Property and equipment, net	51,446	50,533
Right-of-use assets for operating leases	131,684	133,207
Indefinite-lived intangible assets	3,404	3,404
Goodwill	2,049	2,049
Restricted cash	815	815
Deferred tax assets	33,816	33,816
Deferred expenses, net and other assets	6,043	6,121
Total assets	$265,757	$263,146

Liabilities and equity
Current liabilities
Accounts payable	$9,345	$9,552
Accrued expenses	36,586	32,872
Short-term operating lease liabilities	22,460	22,809
Total current liabilities	68,391	65,233

Long-term debt, net of current portion	4,500	4,000
Long-term operating lease liabilities	126,180	127,929
Other long-term liabilities	8,333	8,036
Total liabilities	207,404	205,198

Equity
Common stock, $0.01 par value—authorized 200,000 shares; outstanding 29,890 and 29,364 shares as of March 30, 2025 and December 29, 2024, respectively	400	398
Warrants	1,614	1,745
Additional paid-in-capital	472,120	470,085
Treasury stock, held at cost, 10,584 and 10,445 shares as of March 30, 2025, and December 29, 2024, respectively	(121,702)	(120,338)
Accumulated deficit	(293,565)	(293,503)
Total stockholders’ equity	58,867	58,387
Non-controlling interest	(514)	(439)
Total equity	58,353	57,948

Total liabilities and equity	$265,757	$263,146

Potbelly Corporation
Consolidated Statements of Cash Flows – Unaudited
(amounts in thousands)

	For the Year to Date Ended
	Mar 30, 2025	Mar 31, 2024
Cash flows from operating activities:
Net income (loss)	$85	$(2,673)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	3,721	3,011
Noncash lease expense	5,798	6,191
Deferred income tax	—	1
Stock-based compensation expense	1,548	1,771
Asset impairment, loss on disposal of property and equipment and shop closures	400	474
Loss on Franchise Growth Acceleration Initiative activities	35	133
Loss on extinguishment of debt	—	2,376
Other operating activities	52	77
Changes in operating assets and liabilities:
Accounts receivable, net	(739)	(441)
Inventories	242	(33)
Prepaid expenses and other assets	426	(515)
Accounts payable	(132)	(151)
Operating lease liabilities	(6,454)	(7,254)
Accrued expenses and other liabilities	3,647	(2,274)
Net cash provided by operating activities:	8,629	693

Cash flows from investing activities:
Purchases of property and equipment	(4,993)	(3,963)
Proceeds from sale of refranchised shops and other assets	—	227
Other investing activities	68	—
Net cash used in investing activities:	(4,925)	(3,736)

Cash flows from financing activities:
Borrowings under Revolving Facility	3,000	7,000
Repayments under Revolving Facility	(2,500)	(2,000)
Repayments under Term Loan	—	(22,827)
Payment of debt issuance costs	—	(345)
Proceeds from exercise of warrants	358	1,309
Employee taxes on certain stock-based payment arrangements	(119)	(980)
Distributions to non-controlling interest	(222)	(179)
Treasury Stock repurchase	(1,128)	—
Net cash used in financing activities:	(611)	(18,022)

Net change in cash and cash equivalents and restricted cash	3,093	(21,065)
Cash and cash equivalents and restricted cash at beginning of period	12,478	34,537
Cash and cash equivalents and restricted cash at end of period	$15,571	$13,472

Supplemental cash flow information:
Income taxes paid	$—	$12
Interest paid	$126	$359

Supplemental non-cash investing and financing activities:
Unpaid liability for purchases of property and equipment	$928	$909
Unpaid liability for employee taxes on certain stock-based payment arrangements	$117	$328

Potbelly Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited
(amounts in thousands, except per share data)

	For the Quarter Ended
	Mar 30, 2025	Mar 31, 2024
Net loss attributable to Potbelly Corporation, as reported	$(62)	$(2,767)
Impairment, loss on disposal of property and equipment and shop closures(1)	27	741
Loss on extinguishment of debt(2)	—	2,376
Loss on Franchise Growth Acceleration Initiative activities(3)	35	133
Legal settlements(4)	88	—
Total adjustments before income tax	150	3,250
Income tax adjustments(5)	(45)	(254)
Total adjustments after income tax	105	2,996
Adjusted net income attributable to Potbelly Corporation	$43	$229

Adjusted net income attributable to Potbelly Corporation per share, basic	$0.00	$0.01
Adjusted net income attributable to Potbelly Corporation per share, diluted	$0.00	$0.01

Shares used in computing adjusted net income attributable to Potbelly Corporation per share:
Basic	29,893	29,551
Diluted	30,783	30,812

	For the Quarter Ended
	Mar 30, 2025	Mar 31, 2024
Net loss attributable to Potbelly Corporation, as reported	$(62)	$(2,767)
Depreciation expense	3,721	3,011
Interest expense, net	167	364
Income tax (benefit) expense	(2)	51
EBITDA	$3,824	$659
Impairment, loss on disposal of property and equipment and shop closures(1)	27	741
Stock-based compensation expense	1,548	1,771
Loss on extinguishment of debt(2)	—	2,376
Loss on Franchise Growth Acceleration Initiative activities(3)	35	133
Legal settlements(4)	88	—
Adjusted EBITDA	$5,522	$5,680

Potbelly Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited
(amounts in thousands, except per share data)

	For the Quarter Ended
	Mar 30, 2025	Mar 31, 2024
Income from operations [A]	$250	$118
Income from operations margin [A÷B]	0.2%	0.1%
Less: Franchise royalties, fees and rent income	4,679	3,576
Franchise support, rent and marketing expenses	3,098	2,537
General and administrative expenses	12,372	11,547
Depreciation expense	3,721	3,011
Pre-opening costs	112	—
Loss on Franchise Growth Acceleration Initiative activities(3)	35	133
Impairment, loss on disposal of property and equipment and shop closures(1)	27	741
Shop-level profit [C]	$14,936	$14,511
Total revenues [B]	$113,681	$111,153
Less: Franchise royalties, fees and rent income	4,679	3,576
Sandwich shop sales, net [D]	$109,002	$107,577
Shop-level profit margin [C÷D]	13.7%	13.5%

Potbelly Corporation
Selected Operating Data – Unaudited
(amounts in thousands, except shop counts)

	For the Quarter Ended
	Mar 30, 2025	Mar 31, 2024
Selected Operating Data
Revenue Data:
Company-operated comparable store sales	0.9%	(0.2)%
System-Wide Sales:
Sales from company-operated shops, net	$109,002	$107,577
Sales from franchise shops, net	31,659	26,611
System-wide sales	$140,661	$134,188

	For the Quarter Ended
	Mar 30, 2025	Mar 31, 2024
Company-operated shops:
Beginning of period	346	345
Openings	1	—
Shops sold to franchise	(4)	—
Closures	(2)	—
Shops at end of period	341	345
Franchised shops:
Beginning of period	96	79
Openings	3	3
Shops sold to franchise	4	—
Closures	—	—
Shops at end of period	103	82
System-wide shops:
Beginning of period	442	424
Openings	4	3
Closures	(2)	—
Shops at end of period	444	427

Potbelly Corporation
Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures & Selected Operating Data

1)This adjustment includes costs related to impairment of long-lived assets, loss on disposal of property and equipment and shop closure expenses.

2)This adjustment includes costs related to the loss recognized upon the termination of the Company’s term loan for 2024.

3)This adjustment includes costs related to our plan to grow our franchise units domestically through multi-unit shop development area agreements, which may include refranchising certain company-operated shops.

4)This adjustment relates to legal fees for a loss contingency recorded in 2024 for a pay disclosure claim in the state of Washington.

5)This adjustment includes the tax impacts of the other adjustments listed above based on the Company’s effective tax rate.